CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement on Form N-4 (Nos. 333-22375 and 811-3199 ) (the “Registration Statement”) of our report dated April 23, 2021, relating to the statutory financial statements and schedules of Zurich American Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chicago, Illinois
April 24, 2023

April 26, 2023

Zurich American Life Insurance Company

1299 Zurich Way

Schaumburg, Illinois 60196

Enclosed are our manually signed consents relating to the incorporation by reference in the Post-Effective Amendments to the Registration Statements on Form N-4 of our report dated April 23, 2021 relating to the statutory financial statements and schedules of Zurich American Life Insurance Company (the “Company”). Also enclosed is our manually signed report.

Our manually signed consents serve to authorize the use of our name on our consents in the electronic filings of the Company’s Registration Statements on Form N-4 with the Securities and Exchange Commission.

Very Truly Yours,

PricewaterhouseCoopers LLP